[ARTICLE] 5



           SECOND REVOLVING CREDIT NOTE



$5,000,000                            July 5, 1996
                               Baltimore, Maryland

     FOR VALUE RECEIVED, DAVCO RESTAURANTS, INC., a corporation organized and existing under the laws of the State of Delaware ("DavCo"), SOUTHERN
HOSPITALITY CORPORATION, a corporation organized and existing under the laws of the State of Tennessee ("SHC"), and MDF, Inc., a corporation organized and existing under the laws of the State of Delaware ("MDF") jointly and severally (each of DavCo, SHC and MDF a "Borrower"; each of Borrower
DavCo, SHC and MDF collectively, the "Borrower"), jointly and severally, promise to pay to the order of The First National Bank of Maryland (the
"Lender") the principal sum of $5,000,000 (the
"Principal Sum"), or such sums thereof as are outstanding from time to time pursuant to the Loan
Agreement (hereinafter defined) under the Second
Revolving Credit Facility (as that term is defined in the Loan Agreement) with interest thereon as provided below. Interest and principal shall be payable in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

     The term "Loan Agreement" means the Loan
Agreement dated the same date as this Second
Revolving Credit Note (as the Loan Agreement may be amended, modified, restated, substituted, extended and renewed at any time and from time to time), among the Borrower and the Lender.
Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Loan Agreement. This Note is the "Second
Revolving Credit Note" (as that term is defined in the Loan Agreement).

     Interest on the outstanding principal balance of this Note at the Floating Rate (as that term is defined in the Loan Agreement) and/or at any Fixed
Rate (as that term is defined in the Loan
Agreement) in effect from time to time shall be payable monthly on the fifth day of each month in each calendar year. The entire unpaid principal balance and any accrued but unpaid interest shall be due and payable in full on the Second Revolving
Credit Termination Date (as that term is defined in the Loan Agreement).

     The unpaid principal balance of this Note shall bear interest at the Floating Rate, except during any period of time in which the Fixed Rate has been selected in accordance with the Loan
Agreement. Subject to the conditions set forth in the Loan Agreement, the Floating Rate and up to five (5) Fixed Rates may be applicable to portions of the Principal Sum at any one time.

     Interest shall be charged based on a 360-day year factor applied to actual days elapsed.

     The fact that the principal balance of this Note may be reduced to zero from time to time will not affect the continuing validity of this Note or the Loan Agreement, and such balance may be increased to the full Principal Sum after any such reduction to zero.

     If a Default occurs and continues beyond the applicable cure periods (if any) set forth in the Loan Agreement, the unpaid principal balance of this Note shall bear interest thereafter at a rate of two percent (2%) per annum in excess of the rate or rates of interest otherwise applicable to the principal of this Note (or portions thereof if more than one (1) interest rate is applicable) until the Default is cured. In addition, any payment received more than fifteen (15) days after its due date will be subject to a late charge in an amount equal to 1% of the payment.

     All payments under this Note will be made to the Lender as provided in the Loan Agreement. All such payments received by the Lender shall be applied in accordance with the Loan Agreement.

     Any portion of the Principal Sum accruing interest at the Floating Rate may be prepaid in whole or in part at any time without premium or penalty. Any portion of the Principal Sum accruing interest at a Fixed Rate may be prepaid in whole or in part but subject to payment of the prepayment fee described in the Loan Agreement.

     If a Default occurs and continues beyond the applicable cure periods (if any) set forth in the Loan Agreement, the unpaid balance of the Principal Sum together with interest thereon shall, at the option of the Lender, at once become and be due and payable.

     If this Note is forwarded to an attorney for collection after the occurrence of a Default, the Borrower shall pay all reasonable costs of collection, including, without limitation, court costs and reasonable attorney's fees.

     Upon the occurrence of a Default under the Loan Agreement, the Borrower hereby authorizes and empowers at any time thereafter the clerk of court or any attorney of any court of record within the State of Maryland to appear for the Borrower in any court in one or more proceedings or before any clerk or any other officer thereof and to confess judgment against the Borrower in favor of the Lender and/or any subsequent holder of this Note for an amount equal to the total of (a) the then unpaid principal balance of this Note (whether then due or not), (b) interest accrued thereon and any premiums, (c) costs of suit, and (d) attorney's fees of $250,000. The authority and power to confess judgment herein contained shall not be exhausted by one or more exercises thereof, or by an imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Lender or any subsequent holder shall deem necessary or desirable for all of which this Note shall be sufficient warrant.

     In the event that any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

     The Borrower waives presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note (provided that, this paragraph shall in no manner limit or affect any notice and cure period the Borrower is entitled to under the Loan Agreement), and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower.

     Time is of the essence of this Note.

     This Note shall be governed by, and construed in accordance with, the Laws of the State of Maryland.

     WITNESS the signatures and seals of the
Borrower as of the day and year first above written.

WITNESS OR ATTEST:  DAVCO RESTAURANTS, INC.


_____________By:_______________________
(Seal)       Peter J. Campisi
             Senior Vice President and
             Chief Financial Officer

WITNESS OR ATTEST:SOUTHERN HOSPITALITY CORPORATION

S\PETER J. CAMPISI
_________________________          By:_______________________(Seal)
Peter J. Campisi
Senior Vice President and
Chief Financial Officer

WITNESS OR ATTEST:       MDF, Inc

S/PETER J. CAMPISI
_________________________          By:_______________________(Seal)
Peter J. Campisi
Senior Vice President and
Chief Financial Officer